UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 8, 2017
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the lululemon athletica inc. 2017 Annual Meeting of Stockholders held on June 8, 2017, the matters on which the stockholders voted, in person or by proxy, were:

1.	to elect four Class I directors to hold office for a three-year term and until their respective successors are elected and qualified;

2.	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2018;

3.	to approve an amendment to our certificate of incorporation to remove the reference to plurality voting;

4.	to approve, on an advisory basis, the compensation of our named executive officers; and

5.	to cast an advisory vote on how often we should include an advisory say-on-pay proposal in our proxy materials for future stockholder meetings.

The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael Casey	93,617,979	10,916,877	66,369	10,867,340
Glenn Murphy	104,171,359	362,708	67,158	10,867,340
David M. Mussafer	103,889,708	645,414	66,103	10,867,340
Laurent Potdevin	93,589,409	10,946,786	65,030	10,867,340
Each of the foregoing nominees was elected and each received more votes for than the votes cast against that nominee's election.

Ratification of Appointment of Independent Registered Public Accounting Firm:

	Votes For	Votes Against	Votes Abstained
PricewaterhouseCoopers LLP	114,570,327	761,055	137,183
The foregoing proposal was approved.

Approval of Amendment to the Certificate of Incorporation:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Amendment to the Certificate of Incorporation	104,251,479	216,492	133,254	10,867,340
The foregoing proposal was approved.

Approval, on an Advisory Basis, of Executive Compensation:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Executive Compensation	102,688,163	1,783,370	129,692	10,867,340
The foregoing proposal was approved.

Recommended Frequency of Advisory Say-on-Pay Proposal:

	1 Year	2 Years	3 Years	Abstain
Say-on-Pay Frequency	65,246,304	82,723	8,397,700	30,874,496
The foregoing proposal recommended an advisory say-on-pay proposal frequency of 1 year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: June 13, 2017	/s/ STUART HASELDEN
Stuart Haselden
Chief Operating Officer